EXHIBIT 32.2 – CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2014 of iHeartCommunications, Inc. (the “Company”).

The undersigned hereby certifies that the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 19, 2015

By:	/s/ Richard J. Bressler
Name:	Richard J. Bressler
Title:	President and Chief Financial Officer